Exhibit 3(a)



                          CERTIFICATE OF AMENDMENT

                                     OF

                   RESTATED CERTIFICATE OF INCORPORATION

                                 * * * * *

         Case Receivables II Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated February 25, 2000, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Restated Certificate of Incorporation of said Corporation:

                  RESOLVED that the Board of Directors hereby declares it advisable to amend the Restated Certificate of Incorporation of the Corporation effective on the date of filing a Certificate of Amendment of Restated Certificate of Incorporation, with the Office of the Secretary of State of the State of Delaware, to change the name of the Corporation to "CNH Receivables Inc." and, for that purpose, to amend "Article I" thereof to read as follows:

                      "The name of the Corporation is CNH Receivables Inc.
                       (herein  sometimes  referred to as the "Corporation")."

                  FURTHER RESOLVED that the aforesaid proposed amendment to the Restated Certificate of Incorporation be presented to and acted upon by the sole stockholder of the Corporation by written consent thereof in lieu of an annual or special meeting called for this purpose.

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the amendment shall be effective on the date of filing of this Certificate of Amendment of Restated Certificate of Incorporation with the Office of the Secretary of State of Delaware.

         IN WITNESS WHEREOF, Case Receivables II Inc. has caused this certificate to be signed by Kevin J. Hallagan, its Vice President and Secretary, and attested by Marsha J. Eberhardt, an Assistant Secretary, this 2nd day of March, 2000.


                                            Case Receivables II Inc.


                                   By:      /s/ Kevin J. Hallagan
                                            ----------------------------
                                            Kevin J. Hallagan
                                            Vice President and Secretary


ATTEST:



By:      /s/ Marsha J. Eberhardt
         -----------------------
         Marsha J. Eberhardt
         Assistant Secretary